UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2026

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2026, Picard Medical, Inc. (the “Company”) entered into a Warrant Issuance and Exchange Agreement (the “Exchange Agreement”) with the holder (the “Holder”) of certain of the Company’s outstanding warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Exchange Agreement, the Holder agreed to surrender to the Company those certain warrants to purchase Common Stock, dated December 26, 2025, previously issued to the Holder pursuant to that certain Securities Purchase Agreement, dated as of December 24, 2025, by and among the Company, the Holder and the other investors party thereto (the “Securities Purchase Agreement”), which were exercisable for an aggregate of 7,009,346 shares of the Company’s Common Stock, at an exercise price of $2.675 per share (the “Existing Warrants”), in exchange for new warrants to purchase Common Stock (the “New Warrants”) exercisable for an aggregate of up to 10,000,000 shares of Common Stock (the “New Warrant Shares”) at an exercise price of $0.35, in each case subject to adjustment as set forth in the New Warrants. The Exchange is conditioned upon the closing of the Company’s current registered offering on Form S-1 (File No. 333-295333) pursuant to its terms.

In connection with the exchange, the New Warrants eliminate certain provisions contained in the Existing Warrants, including (i) the forced exercise provisions, which permitted the Company to require the Holder to exercise the Existing Warrants upon the occurrence of a "Forced Exercise Trigger" (defined as the closing sale price exceeding 200% of the exercise price on each of twenty consecutive trading days), and (ii) the broad-based anti-dilution price protection provisions, which previously provided for automatic reductions to the exercise price upon any issuance or deemed issuance of Common Stock or Common Stock equivalents at a price below 125% of the then-current exercise price, together with corresponding proportional adjustments to the number of New Warrant Shares issuable upon exercise.

Upon the issuance of the New Warrants to the Holder at the closing of the Exchange (the “Closing”), the Existing Warrants will be automatically cancelled and of no further force or effect, and the Holder will have no further rights thereunder. No additional cash or other consideration will be paid by either party in connection with the Exchange, and the surrender and cancellation of the Existing Warrants constitutes adequate consideration for the issuance of the New Warrants.

The New Warrants will be exercisable at any time on or after the original issuance date and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of such date. The New Warrants may be exercised by means of a “cashless exercise” at any time when there is no effective registration statement available for the resale of the New Warrant Shares. The exercise of the New Warrants is subject to a beneficial ownership limitation of 9.99%, which the Holder may increase or decrease upon notice to the Company (subject to a 61-day notice period for any increase and a cap of 9.99%). The New Warrants also contain customary adjustment provisions for stock dividends and splits, subsequent rights offerings, pro rata distributions and fundamental transactions.

The New Warrant Shares issuable upon exercise of the New Warrants will not be registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and, if and when issued, will be issued in reliance on the exemptions from registration provided by Section 3(a)(9) of the Securities Act and/or Regulation D promulgated thereunder.

The New Warrants and the Exchange Agreement contain customary representations, warranties, covenants and conditions to closing. The foregoing descriptions of the New Warrants and the Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the New Warrant and Exchange Agreement and the form of New Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 regarding the Exchange Agreement and the New Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Warrant to Purchase Shares of Common Stock, dated May 5, 2026
10.1	Warrant Issuance and Exchange Agreement, dated as of May 5, 2026, by and between Picard Medical, Inc. and the investor signatory thereto.
99.1	Press Release of Picard Medical, Inc., dated May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: May 5, 2026

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